UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 8, 2019

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-205546	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 8, 2019, Albertsons Companies, Inc. (the “Company”) announced that it had completed the sale of five of the Company’s distribution centers to an unaffiliated entity (the “Purchaser”) for an aggregate purchase price, net of closing costs, of approximately $660 million. Pursuant to the related sale agreements and upon the closing of the sale of the properties, the Company entered into lease agreements with the Purchaser for each of the distribution centers for initial terms of 15 to 20 years and multiple options to extend the terms of the leases. The aggregate initial annual rent payment for the properties will be approximately $38 million, and includes 1.50% to 1.75% annual rent increases over the initial lease terms.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

January 8, 2019	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President, General Counsel and Secretary